SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

----------

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of earliest event reported: February 5, 2010

ENSURGE, INC.
(Exact name of registrant as specified in charter)

NEVADA	33- 03275	87-0431533
(State or other jurisdiction	(Commission	(IRS employer
of incorporation)	file number)	identification no.)

4766 Holladay Blvd.
               Holladay, Utah 84117
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code (801) 273-9300

Item 3.02 Unregistered Sale of Equity Securities

Effective February 5, 2010, the Company accepted private placement funds from an institutional investor.  A total of $500,000 was received in exchange, for which the Company will issue two million (2,000,000) shares of the Company’s common stock.  As a result of the issuance, the Company has approximately 27.5 million shares common stock issued and outstanding.  The Company believes the conversions are exempt from registration, pursuant to Section 4(2) of the Securities Act of 1933 (as amended), as a private transaction not involving a public offering.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENSURGE, INC.

Date: Feruary 8, 2010	By /s/ Michael Campbell
Michael Campbell
President